PRIDE

...and Proud of it!

Christopher Street West / LA Pride: June 7-9, 2013

This letter serves as an agreement ("agreement") between Christopher Street West (CSW) and OSL Holdings for the 2013 LA LGBT Pride Celebration in West Hollywood for the purposes of promoting the OSL Holdings Reward Card. OSL Holdings agrees to be an official sponsor with the following considerations:

OSL HOLDINGS agrees to provide LA PRIDE with the following:

1. As consideration for the exclusive endorsement and exclusive marketing rights, OSL will provide a share of fees equal to 4% of fees received by OSL from attendees of LA Pride events. A minimum of $30,000 is guaranteed to be generated within 90 days of June 9, 2013, (the last day of the event) and paid by Monday, September 9, 2013, (actually, the 92nd day) with the balance of the fees paid quarterly throughout the duration of the contract.
2. Minimum of $50,000 in multi-platform promotional media announcing the card and its availability at LA Pride.
3. Promotion of LA Pride in outreach to OSL's database.
4. Future joint branded event or experience, to be determined, attempting to spotlight the strength, power and vitality of the LGBT dollar, for example, "LGBT Dollar Day," similar to the "Cyber Monday" marketing campaign that promotes shopping online.

LA PRIDE agrees to provide OSL HOLDINGS with the following:

1. OSL rewards card to be the exclusive rewards card of LA Pride.
2. OSL rewards card to be promoted via LA Pride's robust social media channels which include 10,800 fans on Facebook, 3,900 followers on Twitter and email database of 12,000.
3. One 10 x 15 consumer engagement booth within the grounds of LA Pride, complete with tables, chairs and 6 passes to event.
4. Permission for consumer engagement 'street team' along the LA Pride Parade route on Santa Monica Boulevard on Sunday morning, June 9, from 9:30am – 2pm.
5. Inclusion of OSL logo and link on the sponsorship page of the LA Pride website.
6. Inclusion of OSL on the LA Pride mobile app.
7. Inclusion of OSL logo in LA Pride Magazine (if published)
8. Inclusion of OSL logo on Sponsorship DVD broadcast from the main stage between performances.
9. Inclusion of OSL rewards card in LA Pride sponsorship press release.
10. Inclusion of OSL rewards card in rotation of live sponsor 'shout-outs' from event hosts on the main stage.
11. Three mentions of OSL rewards card by LA Pride Parade broadcast hosts.

12. Distribution of OSL rewards card at LA Pride Honorees Brunch on Saturday, June 1, 2013.
13. OSL rewards card distributed in gift bags at LA Pride Garden Party hosted by Los Angeles Mayor Antonio Villaraigosa on Sunday, June 2, 2013

**This letter serves as an addendum to the Diversity Marketing Agreement document which spells out this partnership between Christopher Street West and OLS Holdings in greater detail.

Any alteration to this agreement must be made in writing and accepted by both parties within ten working days of notification.

OSL HOLDINGS
Bob Rothenberg
President

______________________ Date 4/9/13

CSW / LA PRIDE
Rodney Scott
Board President

______________________ Date 4-9-13